CUSIP No. 14316J108	Page 8 of 8

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13G filed herewith shall be filed on behalf of each of the undersigned.

MUBADALA INVESTMENT COMPANY PJSC

February 11, 2021
Date

/s/ Samer Halawa
Signature

Samer Halawa / Chief Legal Officer
Name/Title

MAMOURA DIVERSIFIED GLOBAL HOLDING PJSC

February 11, 2021
Date

/s/ Samer Halawa
Signature

Samer Halawa / Authorized Signatory
Name/Title
Five Overseas Investment L.L.C.

February 11, 2021
Date

/s/ Rodney Cannon
Signature

Rodney Cannon / Authorized Signatory
Name/Title